Exhibit 10.1

3281 E. Guasti Road, Suite 175

Ontario, CA 91761

www.nature-miracle.com

Convertible Notes Investment Agreement

Party A:

Nature’s Miracle Holding Inc. (the “Company”)
Address: 3281 E. Guasti Road Suite 175 Ontario, CA 91761

Party B:

Address:

Whereas the Investors will invest $[ ] in the Company through the purchase of Convertible Notes, the Company agrees to issue such Convertible Notes based on the following terms and conditions. The parties hereby agree as follows:

1. Transaction Overview

●	Issuer: Nature’s Miracle Holding Inc. (NMHI)

●	Investment Amount: [ ]

●	Notes Type: Unsecured Convertible Notes

2. Convertible Notes Terms

●	Currency: USD

●	Principal Amount: $400,000

●	Interest: 12% per annum, payable at maturity

●	Maturity Date: 6 months

●	Conversion Price: $0.442 per share (calculated as 85% of the closing price on 7/1/2024, which is $0.52). Convertible in full at any time after settlement. The conversion price will be adjusted for dividends and stock splits, but will not include securities issued in connection with the proposed merger transaction between the Company and a special purpose acquisition company.

●	Principal Repayment and Conversion: The Company shall repay the principal and accumulated interest after six months. If the Investor chooses to convert, the number of shares will be calculated by dividing the principal plus accumulated interest by $0.442.

●	Registration: If the Investor chooses to convert the Notes upon maturity, the Company must file a registration statement on Form S-1 with the Securities and Exchange Commission (SEC) within three business days of such conversion to register the shares issued upon conversion. Failure to do so will be considered a default. Once registered, the shares will be freely tradable with no lock-up period. All investors are deemed to act in concert and must initiate conversion for all the underlying shares simultaneously in a single transaction. Once registered, the shares will be freely tradable with no lock-up period.

3281 E. Guasti Road, Suite 175

Ontario, CA 91761

www.nature-miracle.com

3. Payment Terms:

●	Payment: The Investor will pay $[ ] upon signing this Agreement and the remaining $[ ] in [ ] business days.

4. Debt and Contingent Liabilities Disclosure

●	Debt Disclosure: The Company must fully and accurately disclose its existing debts and contingent liabilities at the time of signing this Agreement. During the term of the Notes, the Company must promptly disclose any new debts and contingent liabilities, including borrowings, guarantees, and lawsuits (completion of quarterly reports will fulfill this requirement).

●	Periodic Reporting: While the Convertible Note is outstanding, the Company will regularly submit quarterly and annual reports to the SEC and provide schedules to the Investor.

5. Internal Compliance Document Disclosure

●	Document Disclosure: At the time of signing this Agreement, the Company must provide the Investor with all internal compliance documents related to this convertible Notes issuance, including but not limited to:

◦	Board Resolution: Approving the issuance of convertible Notes, specifying the terms and conditions.

6. Guarantee

●	Guarantor: The “Guarantor” referred to in this clause is Tie “James” Li and Zhiyi “Jonathan” Zhang.

●	Scope of Guarantee: The Guarantor will provide an unlimited joint and several liability guarantees for the repayment of $[ ] convertible Notes (principal and interest) issued by the Company under this Agreement should the investors choose not to convert the Notes into NMHI commons shares before the expiration of the Notes.

●	Term of Guarantee: This guarantee will be effective from the date of issuance of the convertible Notes until the principal and interest are fully repaid or when the Notes are being converted into NMHL common shares.

●	Execution of Guarantee: If the Company fails to fulfill its debt obligations, the Investor has the right to seek remedy from the Guarantor, requiring the Guarantor to fulfill the guarantee obligations.

3281 E. Guasti Road, Suite 175

Ontario, CA 91761

www.nature-miracle.com

●	Guarantor’s Representations and Warranties:

◦	The Guarantor represents that they have the legal authority and capacity to sign this guarantee clause.

◦	The Guarantor must provide proof of their financial status to ensure their ability to fulfill the guarantee obligations.

●	Default Clause: If the Company fails to repay the principal and interest or fulfill the conversion obligations on time, it will be considered a default. The Investor has the right to claim repayment from the Guarantor.

●	Notice Clause: The Investor must send a written notice to the Guarantor, including specific details of the default and the claim for remedy. The notice must be sent by registered mail or other mutually agreed methods and will be considered effective on the seventh business day after sending.

●	Severability Clause: This guarantee clause is independent of other clauses in the Agreement. Even if some clauses of the Agreement become invalid, the guarantee clause will remain effective.

7. Legal Compliance and Governing Law

●	Compliance: The Company confirms that it has complied with all applicable federal and state laws, including but not limited to securities laws and corporate governance regulations. The Company commits to continuous compliance to ensure the legality of this transaction.

●	Governing Law: This Agreement is governed by the laws of California. Any disputes arising from this Agreement must be submitted to the courts of California for resolution.

8. Entire Agreement

This Agreement constitutes the entire agreement between the parties concerning this transaction and supersedes any prior oral or written agreements. No modifications to this Agreement will be valid unless made in writing and signed by both parties.

3281 E. Guasti Road, Suite 175

Ontario, CA 91761

www.nature-miracle.com

Signature Pages:

Guarantors:

Tie “James” Li	Zhiyi “Jonathan” Zhang

Date:

Nature’s Miracle Holding Inc:

Name:	Tie “James” Li
Position:	CEO

Investors:

Name:	$[ ]

Date:

3281 E. Guasti Road, Suite 175

Ontario, CA 91761

www.nature-miracle.com

Appendix

Board Resolution

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